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                                     BYLAWS
                         (Amended through May 13, 1996)
                                       OF
                              CASTLE & COOKE, INC.

                                    ARTICLE I
                                OFFICES AND SEAL

          SECTION 1.01. PRINCIPAL OFFICE. The principal office of the corporation shall be located at 10900 Wilshire Boulevard, Los Angeles, California 90024. In addition to its principal office at Los Angeles aforesaid, the corporation may maintain offices in such other place or places within or without the State of Hawaii as may be from time to time designated by the Board of Directors.

          SECTION 1.02. CORPORATE SEAL. The corporation may have a corporate seal in such form as may be determined by the board of directors.

                                   ARTICLE II
                             SHAREHOLDERS' MEETINGS

          SECTION 2.01. ANNUAL MEETING. Unless dispensed with by unanimous written consent of shareholders in accordance with law and with Section 2.05 of these Bylaws, the annual meeting of the shareholders shall be held at such place and at such time as the President shall designate and if the President shall fail to designate such date, then the annual meeting for that year shall be held at such place and on such date as shall be fixed by the Board of Directors. At the annual meeting the shareholders shall elect the directors to hold office until the next annual meeting and thereafter until their successors shall be duly elected and qualified and, subject to any requirements of law or of the Articles of Incorporation or of these Bylaws with respect to notice, may transact any other business which may be brought before the meeting and take any other corporate action.

          SECTION 2.02. SPECIAL MEETINGS. Special meetings of the shareholders shall be called by the Secretary upon written request of the President, any director of the corporation, or the holders of not less than one-tenth (1/10th) of all the shares entitled to vote at the meeting, or upon the resolution of the Board of Directors. At any special meeting such business shall be brought before the shareholders and may be transacted as shall have been specified in the notice of such meeting, but any other business may be transacted subject to any requirements of law or of the Articles of Incorporation or of these Bylaws with respect to notice. Special meetings of shareholders shall be held at such place and at such times as shall be fixed by the Board of Directors.

          SECTION 2.03. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall


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constitute a quorum for the transaction of business at any meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders and shall be valid and binding upon the corporation, except as otherwise specifically provided by law, the Articles of Incorporation, or these Bylaws. Each shareholder entitled to vote at any meeting of the shareholders shall be entitled to one vote in person or by proxy for each share registered in the name of such shareholder on the books of the corporation.

          SECTION 2.04. NOTICE OF MEETINGS. Written notice specifying the place, day and hour of each shareholders' meeting, whether annual or special, and if a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If notice is given as aforesaid, non-receipt of such notice by any shareholder shall not invalidate any business done at any meeting, either annual or special, at which a quorum is present. The presence of any shareholder at any meeting shall constitute a waiver of the requirement of giving of notice of said meeting to such shareholder, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder may, prior to, at the meeting, or subsequent thereto, waive notice of any meeting in writing signed by such shareholder or a duly authorized attorney-in-fact thereof.

          SECTION 2.05. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote of shareholders.

          SECTION 2.06. VOTING RECORD. The Treasurer, or such other officer or agent of the corporation having charge of the stock transfer books of the corporation, shall make a complete record of the shareholders entitled to vote at any shareholders' meeting, whether annual or special, or any adjournment thereof. Such record shall be arranged in alphabetical order, with the address of and the number of shares held by each shareholder, and shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder


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during the whole time of the meeting for the purposes thereof.  Failure to comply with the requirements of this Section 2.06 shall not affect the validity of any action taken at such meeting.

          SECTION 2.07. PROXIES. At any meeting of the shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                                   ARTICLE III
                                    DIRECTORS

          SECTION 3.01. NUMBER AND QUALIFICATIONS. The initial Board of Directors shall be composed of three (3) members. Before the annual meeting of shareholders to be held in 1997, the directors are authorized to increase the number of directors to seven (7) and to appoint directors to fill the vacancies created by such increase in the size of the Board. Thereafter, the directors shall be elected by the shareholders at their annual meeting. Each director shall hold office until the next annual meeting and thereafter until the successor of such director is duly elected or appointed and qualified, subject, however, to removal by the shareholders.

          SECTION 3.02. QUORUM. A majority of the number of directors fixed in accordance with Section 3.01 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          SECTION 3.03. VACANCIES. In case of any vacancy or vacancies in the Board of Directors, the remaining directors (although less than a quorum) may fill the same by the affirmative vote of a majority of the remaining directors. The director elected to fill such vacancy shall be elected for the unexpired term of such director's predecessor in office. The determination by the Board of Directors, as shown in the minutes, of the fact of any vacancy shall be conclusive as to all persons and the corporation.

          SECTION 3.04. REGULAR MEETINGS. The Board of Directors shall hold a meeting immediately following the annual meeting of the shareholders. No notice of such meeting need be given. Other regular meetings of the Board of Directors may be held at such times as the business of the corporation shall require according to resolutions of the Board of Directors. No notice of regular meetings of the Board of Directors shall be required.


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          SECTION 3.05.  SPECIAL MEETINGS.  Special meetings of the Board of
Directors may be called by resolutions of the Board of Directors or upon the call of the President or any director. Such special meetings shall be held at such place and at such time as shall be fixed by the person or one of the persons so authorized and calling such special meeting.

          SECTION 3.06. NOTICE. Notice of the time and place of any meeting of the Board of Directors for which notice is required shall be given to each director by the Secretary or by the person or one of the persons calling the meeting, not less than twenty-four hours before the date set for the meeting, by advising each director by telephone, by word of mouth, or by leaving written notice of such meeting with each director or at the residence or usual place of business of each director, or by facsimile transmission, or by sending written notice of such meeting by first-class mail, postage prepaid, not less than three nor more than fifteen days before the meeting, to each director at such director's last known address as it appears on the records of the corporation. Non-receipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. The presence of any director at any meeting shall constitute a waiver of the requirement of giving of notice of said meeting to such director, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any director or directors, whether attending a meeting or not, may, prior to, at the meeting, or subsequent thereto, waive notice of the meeting by written waiver signed by such director or directors.

          SECTION 3.07. TELEPHONE MEETINGS. Subject to the notice requirements in Section 3.06 of these Bylaws, members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          SECTION 3.08. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated thereby may be taken without a meeting if all the directors or all of the members of the committee, as the case may be, sign a written consent setting forth the action taken or to be taken at any time before or after the intended effective date of such action. Such consent shall be filed with the minutes of the Board of Directors or committee, as the case may be, and shall have the same effect as a unanimous vote.

          SECTION 3.09.  REMOVAL OF DIRECTORS AND FILLING OF VACANCIES.


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               (a)  At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

               (b) The shareholders of the corporation may, at any special meeting called for that purpose, decrease the number of directors and fill any vacancies which may then exist in the Board of Directors, whether caused by resignations, removals or otherwise, including temporary vacancies. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

          SECTION 3.10. POWERS OF DIRECTORS. Subject to any limitations provided by law or set forth in the Articles of Incorporation or in these Bylaws, the Board of Directors shall have full power to control and direct the business and affairs of the corporation and to exercise all the powers and perform all the acts which the corporation may legally exercise and perform.

          SECTION 3.11. PRESUMPTION OF ASSENT. A director present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          SECTION 3.12. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as limited by law, the Articles of Incorporation, or these Bylaws.

          SECTION 3.13. NOMINATION OF DIRECTOR CANDIDATES. Nominations of candidates for election to the Board of Directors of the corporation at any meeting of the shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting.

          Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting. At the request of the


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secretary of the corporation, each person so nominated by the Board of Directors shall provide the corporation with such information concerning himself as is required, under the rules of the Securities and Exchange Commission, to be included in the corporation's proxy statement soliciting proxies for his election as a director.

          Not less than 30 days prior to the date of an Election Meeting, any shareholder who intends to make a nomination of a candidate for election to the Board of Directors of the corporation at such Election Meeting shall deliver a notice to the secretary of the corporation setting forth (i) the name, age, business address and residence address of each such intended nominee, (ii) the principal occupation or employment of each such intended nominee, (iii) the number of shares of capital stock of the corporation which are beneficially owned by each such intended nominee, and (iv) such other information concerning each such intended nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of each such nominee.

          In the event that a person is validly designated as a nominee in accordance with the procedures specified above and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

          If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.


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                                   ARTICLE IV
                                    OFFICERS

          SECTION 4.01. GENERALLY. The officers of the corporation shall consist of a Chief Executive Officer/President, one or more Vice Presidents, a Treasurer and a Secretary and, at the discretion of the Board of Directors, a Chairman of the Board. Any two or more offices may be held by the same individual; provided that if there are two or more directors there shall be at least two individuals as officers. The officers shall be appointed annually by the Board of Directors at its first meeting after the annual or special meeting of the shareholders at which the Board of Directors is elected and shall hold office until the next annual meeting and thereafter until their successors shall be duly appointed and qualified, subject, however, to removal by the Board of Directors. The number of Vice Presidents may be changed from time to time by the Board of Directors at any meeting or meetings thereof and, if increased at any time, the additional Vice President or Vice Presidents shall be appointed by the Board of Directors. There may also be one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other subordinate officers who shall be appointed by the Board of Directors and the number thereof shall be determined from time to time by the Board of Directors.

          SECTION 4.02. VACANCIES. Vacancies which may occur in any office shall be filled by appointment by the Board of Directors for the remainder of the term of such office.

          SECTION 4.03. REMOVALS. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create such contract rights.

          SECTION 4.04. CHAIRMAN OF THE BOARD. The Chairman shall preside at all meetings of the shareholders and Board of Directors at which the Chairman is present, and shall perform such other duties and have such other powers as the Board of Directors may prescribe.

          SECTION 4.05. CHIEF EXECUTIVE OFFICER/PRESIDENT. The President shall preside at all meetings of the Board of Directors and of the shareholders at which the Chairman is absent. Subject to the control of the Board of Directors, the President shall have general charge and care of the business and property of the corporation, shall appoint and discharge employees and agents of the corporation and determine their compensation, shall vote the stock of other companies which is owned by the corporation and shall do and perform such additional duties as may be prescribed by the Board of Directors. When authorized by the Board of Directors so to do, the President may delegate to one of the Vice Presidents the whole or any part of the general management and


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care of the business and property of the corporation, including the employment and discharge of agents and employees.


          SECTION 4.06. VICE PRESIDENTS. It shall be the duty of the Vice Presidents to assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. Each Vice President shall do and perform such additional duties as may be prescribed by the Board of Directors.

          SECTION 4.07. TREASURER. The Treasurer shall be the financial and accounting officer of the corporation. The Treasurer shall have custody of all moneys, valuable papers and documents of the corporation, shall keep the same for safekeeping in such depositories as may be designated by the Board of Directors and shall expend the funds of the corporation as directed by the Board of Directors. The Treasurer shall register and transfer stock of the corporation under such regulations as may be prescribed by the Board of Directors. The Treasurer shall keep or cause to be kept a book or books setting forth a true record of the receipts and expenditures, assets and liabilities, losses and gains of the corporation and shall, when and as required by the Board of Directors, render a statement of the financial condition of the corporation. If required to do so by the Board of Directors, the Treasurer shall give a bond in such amount and with such surety as may be prescribed by the Board of Directors for the faithful discharge of the duties of the office. The Treasurer shall also do and perform such additional duties as may be prescribed by the Board of Directors. In the absence or disability of the Treasurer, the duties of the office shall be performed by the Secretary or by an Assistant Treasurer.

          SECTION 4.08. SECRETARY. The Secretary shall be ex officio secretary of the Board of Directors, shall give or cause to be given all required notices of meetings of the shareholders and the Board of Directors, shall record the proceedings of meetings of the shareholders and the Board of Directors in a book or books to be kept for that purpose, and shall perform such other duties as may be assigned from time to time by the Board of Directors and by the President. The Secretary shall have custody of the seal of the corporation, if there is one. In the absence or disability of the Secretary, the duties of the office shall be performed by the Treasurer or by an Assistant Secretary.

          SECTION 4.09. SUBORDINATE OFFICERS. The powers and duties of the subordinate officers shall be as prescribed by the Board of Directors. In the absence or disability of the Treasurer and Secretary, the Assistant Treasurer or the Assistant Secretary may register and transfer stock of the corporation under such regulations as may be prescribed by the Board of Directors.

     ARTICLE V
                            EXECUTION OF INSTRUMENTS


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          SECTION 5.01.  INSTRUMENTS IN GENERAL.  All checks, dividend warrants, and other orders for the payment of money, drafts, notes, bonds, acceptances, contracts, deeds, leases, mortgages, agreements of sale, bills of lading, and all other instruments except as otherwise provided in these Bylaws, shall be signed by such person or persons as shall be provided by general or special resolution of the Board of Directors. In the absence of any such general or special resolution applicable to any instrument, such instrument shall be signed by the President or any Vice President and by the Treasurer or the Secretary or the Assistant Treasurer or the Assistant Secretary.

          SECTION 5.02. FACSIMILE SIGNATURES. The Board of Directors may provide for the execution of checks, stock certificates and other written instruments by the printed, lithographed or engraved facsimile signature or signatures of the person or persons authorized by the Board of Directors to sign such instruments.

          SECTION 5.03. SEAL. If the corporation has a seal, any officer or subordinate officer of the corporation, and any other person authorized to do so by the Board of Directors, may affix the seal of the corporation to any instrument and may attest the same.

                                   ARTICLE VI
                                  CAPITAL STOCK

          SECTION 6.01. SHARES REPRESENTED BY CERTIFICATES. Except in the case of uncertificated shares, the President shall issue or cause to be issued to each shareholder a certificate or certificates signed by the Chairman of the Board, a Vice Chairman of the Board, the President, or a Vice President, and countersigned by the Treasurer, the Secretary, an Assistant Treasurer, or an Assistant Secretary, with the seal of the corporation (or a facsimile thereof) thereto affixed, if the corporation has a seal. Each such certificate shall state on its face that the corporation is organized under the laws of the State of Hawaii, the name of the person to whom issued, the number and class, and series if any within a class, of the shares of the stock of the corporation represented by such certificate, the par value of each share represented by such certificate or a statement that the shares are without par value, and such other information as may be required by law. No certificate shall be issued for any share unless the consideration established for its issuance shall have been paid.
          SECTION 6.02. UNCERTIFICATED SHARES. The Board of Directors may provide by resolution that some or all of any or all classes and series of the shares of the corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after issuance or transfer of uncertificated


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shares, the corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated in certificates.

          SECTION 6.03. TRANSFERS. Shares of the corporation shall be transferable only upon its books by the holder or holders thereof in person, or by the authorized attorney or legal representative of such holder or holders.
If the shares transferred are represented by certificates, the holder or holders thereof or the authorized attorney or legal representative of such holder or holders shall, at the time of transfer, surrender to the corporation, duly endorsed, the old certificate or certificates and receive new certificates in exchange therefor. Each transfer shall be recorded and the original record or duplicate thereof shall be kept at an office of the corporation.

          SECTION 6.04.  CLOSING OF TRANSFER BOOKS AND RECORD DATE.

               (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

               (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

               (c) If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                   ARTICLE VII
                         DIRECTOR CONFLICTS OF INTEREST


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          SECTION 7.01.  GENERALLY.  No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because the vote or votes of such director or directors are counted for such purpose, if:

          (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (c) The contract or transaction is fair and reasonable to this corporation.

          SECTION 7.02. QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

          SECTION 7.03. NO LIABILITY. Neither any director or officer of the corporation, being so interested in any contract, transaction or act of the corporation which is not void or voidable pursuant to this Article VII, nor any other corporation, firm, association, or entity in which such director or officer is a director or officer or is financially interested shall be liable or accountable to the corporation, or to any shareholder thereof, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

          SECTION 8.01. ADJOURNMENT. Whenever at any meeting provided for in these Bylaws less than a quorum shall be present or represented, such meeting may thereupon be adjourned without notice from time to time by a majority vote of those present or represented until a quorum shall be present or represented. Any meeting at which a quorum is present or represented may be adjourned in the same manner for such time as may be fixed by a majority vote at such meeting. Whenever a quorum is present at


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any adjourned meeting, any business may be transacted which could have been done at the meeting originally called.


          SECTION 8.02. FISCAL YEAR. The fiscal year of the corporation shall be as determined from time to time by the Board of Directors.

          SECTION 8.03. APPROVAL OF ACTS OF BOARD OF DIRECTORS. At any annual or special meeting of the shareholders, any or all of the acts of the Board of Directors may be submitted for ratification and approval and may be ratified or approved by the shareholders. Such ratification or approval shall be as valid and binding upon the corporation and upon all the shareholders as though it had been approved or ratified by every shareholder of the corporation.

                                   ARTICLE IX
                                   AMENDMENTS

          These Bylaws may be amended, altered, or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the members of the Board of Directors of the corporation, subject to repeal or change by action of the shareholders.